Exhibit 99.2

Internap Network Services Corporation and VitalStream Holdings, Inc.

Conference Call

October 12, 2006

Operator

Good day ladies and gentlemen and welcome to the Internap and VitalStream business combination conference call. My name is Melanie and I will be your coordinator for today. At this time, all participants are in a listen-only mode. We will conduct a question and answer session at the end of this conference. (Operator Instructions).

As a reminder, this call is being recorded for replay purposes. I would now like to turn the call over to Mr. David Buckel, the Chief Financial Officer. Please proceed, sir.

David Buckel - Internap - CFO

Thank you, Melanie, and good afternoon everyone. Joining me on this call today are Jim DeBlasio, Chief Executive Officer of Internap and Jack Waterman, Chairman and Chief Executive Officer of VitalStream Holdings.

I'd like to start by reminding everyone on today's call that the call will contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including among other statements regarding future financial position or performance, business strategy and prospects, projected level of growth, projected cost and expense and projected profitability, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectation of Internap and members of our management team, as well as the assumptions on which statements are based and equally are identified by the use of words such as may, will, seeks, anticipates, believes, estimates, expects, projects, forecast, plans, intents, should or similar expressions. Forward-looking statements are not guarantees of future performance, involve risks and uncertainties and actual results may differ materially from those contemplated by these forward-looking statements.

Internap's filings with the Securities and Exchange Commission discussing important risk factors that could contribute to such differences or otherwise affect our business, results of operation and financial conditions. You should not place any undue reliance on any of these forward-looking statements. Further, any forward-looking statements speak only as to the date on which they are made and the Company undertakes no obligation to update such statements for any reason.

Today, we announced our agreement to acquire VitalStream, one of the leading firms in online digital content delivery and storage. We will be issuing 0.5132 Internap shares for every share of VitalStream which will equate to approximately 11.9 million shares of common stock, plus the assumption of VitalStream's existing stock option plan. This represents a 36.7% premium to Wednesday's closing price and an equity value of approximately $217.2 million. This is an all-stock deal which is the structure that was desired by the VitalStream management team and Board of Directors in order to align incentives between current management and Internap shareholders.

VitalStream has reported revenues of $15.9 million and $11.8 million for the six months ended June 30, 2006 and 2005, respectively, up 60% year-over-year. We expect the deal to be dilutive to 2007 EBITDA per share and it will become accretive beginning in 2008 as we work our way through a number of onetime expenses (indiscernible) the two companies.

In addition, we believe this transaction will improve our organic growth rates and margins for the foreseeable future.

With that, I would like to turn the call over to Jim DeBlasio, CEO of Internap.

Jim DeBlasio - Internap - President, CEO

Thanks, David, and greetings everyone and thank you for joining us today as we announce a major step forward in Internap's strategic direction.

VitalStream was founded in 2002 and over the past few years the Company has grown a great deal. Today, the Company finds itself uniquely positioned as an Internet content delivery network specializing in delivery of rich media content. Companies are challenged every day by the complexities involved in deploying streaming media solutions on the Internet. The ability to assist content providers in delivering content to end users is becoming more critical as the complexity of content and the number of users with broadband Internet access continues to increase.

VitalStream is one of only a small group of companies with a built-out Content Delivery Network -- CDN -- to address the critical element of the Internet infrastructure. VitalStream's services brings together the hardware, software solution and expertise necessary to enable customers to deliver rich media content solutions in an integrated and reliable fashion.

We at Internap are very familiar with VitalStream's CDN technology and business offering as we are the second largest reseller of Akamai product, and Akamai offers a strong set of complementary products in this area. The CDN market, which is growing at over 30% a year, is a natural extension to Internap's core IP services.

Adding to the attractiveness of the Company, in May, VitalStream announced the purchase of Eonstreams, a leader in ad insertion technology. With this purchase, VitalStream is now able to leverage its CDN capabilities to address the rapidly-expanding Internet advertising market. This new advertising focus division allows the Company to upsell to existing enterprise clients, as well as to attract new advertising clients to its CDN. With the explosion of audio and video content on the Internet, individuals are spending considerably more time interacting online. Advertisers are attempting to keep up with these fundamental shifts in consumer habits by shifting marketing resources away from traditional markets and towards the Internet. What has been lacking for so long is an efficient means of delivering streaming ads to consumers in a highly targeted manner. With the purchase of VitalStream, Internap has taken a significant step forward, enabling efficient Web-based video advertising.

What VitalStream and Eonstreams provide is the ability to dynamically insert ad content into streaming media. Internap has several methods of monetizing this new capability. We can license the software to others, we can receive a payment from advertisers to access content providers and we can create a revenue split with content providers who insert the advertisements, thus providing a funding mechanism to content providers and enabling further growth of streaming media content.

Internap will acquire this business with some degree of positive momentum as management announced recently a large win on the advertising front. On August 28th, management announced that ABC Radio, a division of ABC Incorporated and the largest radio network in the United States, had selected Internap to be its exclusive provider of online ad insertion and streaming media.

Also, VitalStream's management recently announced that News Corp. has chosen not to renew its contract with VitalStream and plans to run its MySpace division as an in-house system. MySpace has been one of VitalStream's top customers for several quarters, representing greater than 30% of the company's revenue. That being said, VitalStream did not lose the MySpace business to a competitor and is proud to have grown with MySpace and provided the Company with quality service for quite a long time.

While the MySpace business will undoubtedly be missed, MySpace remains a customer of both VitalStream and a customer of Internap. We look forward to the opportunity to engage MySpace in the discussion around the combined suite of services our two companies now have to offer. We are confident that with time, our superior solution and our truly great people will win them back.

Overall, Internap sees this transaction as a tremendous opportunity to leverage VitalStream's strength in the CDN market and to create a compelling, competitive alternative with a significantly differentiated product portfolio, sales channel and network scale. We also think this is an ideal way to participate and benefit from the growth in the online media streaming market. With Internap's global footprint and VitalStream's recent expansion in Amsterdam, we think this should give us a solid footprint internationally and the potential to expand VitalStream's services further into Asia and into Europe. We are extremely excited to begin working together as we continue to drive shareholder value.

Now I would like to introduce Jack Waterman. Many of you know Jack from previous discussions with VitalStream. I am truly delighted to welcome Jack and his management team as they join the Internap team to create a true market leader. Jack would like to make a few comments and then we'll open the call up for questions. Jack?

Jack Waterman - VitalStream Holdings Inc. - Chairman, CEO

Thanks, Jim, and we're delighted to be here ourselves. Myself and my management team could not be more excited to be joining Internap and combining forces in creating this new company.

VitalStream is a pioneer in online content delivery and we have grown to become one of the leading providers of streaming services in the market. We have accomplished this through creating great product experiences, differentiated value propositions and by making sound and often bold decisions. Today, I'm excited with the news that we'll be joining Internap. We believe we have a great opportunity in the fast-growing digital media content delivery industry and that Internap will help us realize our full potential more quickly.

I expect by combining this innovative, determined attitude that drove our success to date with the resources of Internap, we will become an even stronger competitor and a more powerful force in the marketplace. Internap shares our view of the importance and potential growth opportunity for delivering digital media to worldwide audiences over the Internet, as well as the potential of our ad insertion technologies. By combining our world-class streaming, CDN and advertising businesses with Internap's strong portfolio of services, we can better serve our current customer base and hopefully reach out to new and larger customers on a global basis. Now, our users will be able to use one company for a broader solution to all out their online needs. I am personally excited and professionally excited about this potential, and together with Internap and their management team, taking VitalStream to the next level.

Thank you, everybody, and back to you, Jim.

Jim DeBlasio - Internap - President, CEO

Thanks, Jack. I would like to open the call up for questions now.

QUESTION AND ANSWER

Operator

(Operator Instructions). Colby Synesael, Merriman.

Colby Synesael - Merriman - Analyst

Just a few questions. First off, how many of Internap's current customer base are also customers of VitalStream?

Jim DeBlasio - Internap - President, CEO

Currently, Internap has close to 2200 customers, and VitalStream has slightly over 800 customers. And when you look at the Internap -- overlap, rather, of the customer base, we are at roughly 3000 customers when you put the two companies together.

Colby Synesael - Merriman - Analyst

Great. So of those 800, though, are any of those already customers of Internap solutions as well?

Jim DeBlasio - Internap - President, CEO

Some are, Colby, but not a great number of them.

Colby Synesael - Merriman - Analyst

My other question, and this is a question I've actually been getting a lot this morning is, what's the value of a VitalStream if someone like MySpace could actually take that type of solution in-house and do that on their own?

Jim DeBlasio - Internap - President, CEO

It comes down to size and scale, Colby the way I look at it, and it's the customers that we attract and how we can provide the full range of solutions for those customers. It's a size and scale issue, and that's not to say that MySpace is going to be successful in their attempt to do it on their own; quite the opposite. I think that the combination of Internap and VitalStream, the solution that we can offer together, I mentioned in what I said before, my opening comments, and I truly believe it, that if we go back to MySpace, we would give another run to get that business back because of the solution and the value proposition we offer.

Colby Synesael - Merriman - Analyst

My last question. Is it possible that you guys can go and broaden out VitalStream's current solutions -- I guess the offering that they provide, to be not just streaming-type services, but other maybe core CDN-type solutions, just using the network architecture they already have in place?

Jim DeBlasio - Internap - President, CEO

Yes, let me start and then I'll turn over to Jack, and he can add some color commentary.

But if you look at what we do, and for those on the phone who may not be familiar with us, intelligent routing of data information over the Internet with industry-leading standards of SLAs, 100% up-time across our network, and we do that premise-based or network-based. We have a network of performance, and it's our products, it's our patented software, it's our patented architecture and it's our people that delivers those SLAs and keeps those customers coming back. It's that premium service.

You take that and you leverage that with the product set that VitalStream has, and now you have a full solution that leverages the power of our network, the power of our SLAs, along with the capabilities, the quality of services and the products that VitalStream has, and now you have a complete solution. Now you don't have a customer has to go two different places to get what he needs; one stop, a complete solution -- CDN, IP, ad insertion. Whether it's premise-based, network-based, we can deliver. A major step forward in our strategic architecture and our planning. Jack?

Jack Waterman - VitalStream Holdings Inc. - Chairman, CEO

You know, I couldn't have said that better myself, Jim. When we design product and solutions at VitalStream, we have always taken a modular approach to that development, and providing solutions is what we're all about as a customer and as that provider of services. And when you do modular type applications, the ability to overlay those applications on other -- either services or other applications or delivery vehicles, is a critical value add that you provide your customer base. For us, combining with a company like Internap, creating new products, new cross-selling opportunities, new joint product development opportunities and solutions for our customer base, is going to drive sales in a very dramatic fashion. And for us to have access to an A-plus Internet provider like Internap only serves to stabilize and reinforce the quality of those services and the delivery of the product. To us, this is an absolute win-win. Overnight, we have partnered with a company that gives us scale and it just allows us to develop products and service the smallest to the largest Internet providers and users in the space.

Colby Synesael - Merriman - Analyst

Thanks a lot, guys, congratulations.

Operator

[Eric Vancoff], Morgan Joseph.

Eric Vancoff - Morgan Joseph - Analyst

Good afternoon and congratulations on both sides. A couple of quick questions. First of all, mechanics of the transaction. Are there any collars in place to sort of ensure the outcome and the value on the VitalStream side? Number two is kind of a multiple-part question in terms of -- what percentage of Internap's revenues today are generated from reselling Akamai, and how much of that can potentially be migrated over to, say, the VitalStream platform?

Jim DeBlasio - Internap - President, CEO

I will answer that second first, Eric, and then I will turn over to Jack and to Dave Buckel to respond as well to the first part about the collars and the mathematics of the deal.

But with regard to the Akamai revenue that we currently have in the Internet business, it's relatively small, and less than 5% of our revenue stream. We are, in fact, the second-largest reseller of Akamai equipment and have a very good relationship with Akamai. We resell for them, they resell for us, and it works very well. And, I do believe that that relationship can, and I expect it to continue to work very well because of the relationship we have and what we offer each other. I also think that the VitalStream acquisition offers a set of products that are complementary to the Akamai suite of products, and it does nothing but builds out our solution that we can offer customers, and -- which is another one of the exciting things about this acquisition and where it positions us, Eric, in the future. Jack, I'd like to turn it over to you, if you can add something to that.

Jack Waterman - VitalStream Holdings Inc. - Chairman, CEO

I think Dave is going to address this.

David Buckel - Internap - CFO

You asked earlier about the collars. There are no collars. It's a straight exchange, and as we mentioned, the formula is 0.5132 Internet shares for every share of VitalStream.

Eric Vancoff - Morgan Joseph - Analyst

Excellent, thank you, congrats.

Operator

Jonathan Schildkraut, Jeffries.

Jonathan Schildkraut - Jeffries - Analyst

Congratulations on this transaction. I was wondering if you could tell us a little bit about how you're envisioning the management of the combined company on a go-forward basis? Thanks.

Jim DeBlasio - Internap - President, CEO

Sure. Let me -- first of all, thanks Jonathan. We appreciate your comments. And I am excited about the products that we're bringing in here to Internap and the combined company, and how we're positioned for the future. I am equally as excited about the cultural fit that I see in bringing these two management teams together in terms of the talent I see and dealing with people like Jack and people on this management team. They are just first rate. And I right from the start had told Jack at I see this as being successful if we leverage that which VitalStream has done well and provide his senior leadership team with positions of substance throughout the business and significance throughout the business. That's how this is going to work. There is a very nice cultural fit. I've been through a number of acquisitions and cultural fit I think is equally as important as product fit. This right from the start was a home run, and I am very, very happy about that.

Jack Waterman - VitalStream Holdings Inc. - Chairman, CEO

If I could add something to that, Jim. We have been talking to Internap for a number of months now, and from the very beginning it became the abundantly clear that this was a fit of styles, a fit of vision. We both saw the market and the way it was evolving in a similar fashion. I am proud to say that my entire senior management team has signed on to stay with the surviving company and that it's great pleasure and great anticipation that we all look forward to joining together as one team, selling the products of our new company.

Jonathan Schildkraut - Jeffries - Analyst

Great, thank you.

Operator

Tom Watts, Cowen & Company.

Jennifer Adams - Cowen & Company - Analyst

This is Jennifer Adams on behalf of Tom Watts. Congratulations on the deal. You touched on this earlier, Jim, but if you could give us a little bit more flavor what your relationship with Akamai will be like going forward. And specifically, now that you are potentially competing with them directly, do you see any threat of them withdrawing business from Internap? And if so, what kind of an impact could that have on you in the short term?

Jim DeBlasio - Internap - President, CEO

As I mentioned before, the Akamai revenue in the Internap business model is relatively small. Aside from that, we are enjoying a very good relationship with Akamai. As I mentioned before, we resell their products, we are the second-largest reseller of their CDM products. They resell our product. They give us leads with their customers, we provide the same to that, and the relationship is working very well. And they have a very good product and a very strong product that is complementary to many of the products that we have acquired through the VitalStream acquisition.

I see no reason why that relationship can't continue and can't flourish in the future, and I'm going to look for that to happen. We've already reached out to Akamai and they have responded in a way that I expected them to -- completely professionally, looking to how they could work with us to leverage the opportunity. And it's all about providing a solution to customers. That's what this is all about -- just get the solution to the customers and do it in a way that makes your customers happy, drives profitability with your customers and provides value to the shareholders of the business.

Jennifer Adams - Cowen & Company - Analyst

Great, thank you.

Operator

Rod Ratliff, Stanford Group.

 Rod Ratliff - Stanford Group - Analyst

Hi, guys. Congratulations. I think this makes a great deal of strategic sense. Dave, on the issue of dilution, it looks to me based just on some of the back of the envelope stuff that I've looked at this morning, analysts' models that follow VitalStream -- as you know, I didn't. But they're profitable or will soon be profitable on a pro forma basis. So this -- we're looking at dilution in '07 because of accelerated option vesting? What's up?

David Buckel - Internap - CFO

Well, Rod, thanks for joining us, first off. We will be issuing a proxy and we'll give you all of the detail, but you have two growing companies together, and you're in a proxy, we've put together a model, tried to take what could go wrong and put it in to see if it still makes sense. And you will see that there's going to be a little bit of an impact in '07 as we grow the business. But, we also believe there are a number of areas for positive synergies, and including among that will be the revenue uplift from selling VitalStream's product into our customer base and the early cost that goes with that before the revenues come. You're also then going to see some cost savings from reduced operating expense, lower marketing expenses and the typical reduced G&A expense. So it's a growing business. That's what we're investing in, and that is what we made that statement.

Rod Ratliff - Stanford Group - Analyst

Okay. Jack, how big is the VitalStream physical footprint, in terms of the number of servers?

Jack Waterman - VitalStream Holdings Inc. - Chairman, CEO

We don't actually quote that number publicly. Clearly, Akamai is the largest in the world and they don't quote their number publicly.

Rod Ratliff - Stanford Group - Analyst

Actually, they do.

Jack Waterman - VitalStream Holdings Inc. - Chairman, CEO

Well, they did last year. I'm not aware that they've done it recently since then and I know they've had a significant buildout, as have we. I would answer the question this way. We have built enough capacity that we have a great ability to expand our business and handle our projected numbers that we've given the street in the past and then some before additional CapEx is necessary.

Rod Ratliff - Stanford Group - Analyst

Okay. One last one, and this one's for Jim. Do you care to handicap how well your silver tongue can leverage Internap's relationship to get the CDN business back with MySpace?

Jim DeBlasio - Internap - President, CEO

Well, I tell you, Rod, that's the first time I've ever been told I had a silver tongue, but thank you.

Rod Ratliff - Stanford Group - Analyst

You better, my man.

Jim DeBlasio - Internap - President, CEO

I'm a nuts and bolts guy. I'm a -- what you see is what you get and to deliver on what you say. And there's not a lot of flash about it. And I believe that they customer like MySpace will respond to that. And if Jack and I go there and lay out our value proposition of what this Company is all about and deliver and live up to our SLAs and give them what they want and make a compelling reason why it's better to outsource rather than do it themselves, I think they will listen.

Rod Ratliff - Stanford Group - Analyst

I wouldn't disagree with you there. When I saw that they had made the decision to take it in-house, my first reaction was, that was a pretty stupid thing to do, but that's just me.

Jim DeBlasio - Internap - President, CEO

And let me say something else that I didn't mention before, and I talked about bringing in the VitalStream management team in positions of significance. Jack Waterman is taking the position of President of the combined business, and that's a position of significance and clout and responsibility, and I'm leveraging all of the skills that Jack brings to the table. That's going to really help us be successful. Jack, my apologies for not mentioning that earlier. That's a very important point, and the fact that we're working together so well in such a short time, it's already slipped my mind to mention it. So, my apologies.

Jack Waterman - VitalStream Holdings Inc. - Chairman, CEO

No worries.

Jim DeBlasio - Internap - President, CEO

Thank you, Rod.

Rod Ratliff - Stanford Group - Analyst

I will step out of the way. Thanks.

Operator

(Operator Instructions). Colby Synesael, Merriman.

Colby Synesael - Merriman - Analyst

Of the salespeople that you guys mentioned in the press release, are they going to be selling the bundled solution of everything, so it's one salesperson that sells data centers, that sells route optimization, that's going to sell CDN? And if that is the case, how long is it going to take before we finally see the combined sales force ramp up?

Jim DeBlasio - Internap - President, CEO

We have a lot to do, Colby, obviously in terms of integration. That's the next phase and that's the phase we get into -- we've already started, but we get into in a very deep way. Take a look at our sales forces, our go-to-market strategy. Jack will be driving a large part of that and developing the strategy going forward to how we approach the market. David Abrahamson, our Senior Vice President of Sales, will be working with Jack to help him come up with that strategy and taking these two teams, pulling them together in a way that is seamless to our customers is of critical importance to us. I think that's at the heart of what you're speaking of.

Colby Synesael - Merriman - Analyst

Yes, that's about that. And another question. Are you more attracted, or were you more attracted to VitalStream for the technology that they have as far as Flash and what it is that they're focusing in on, or do you really see the best -- at least near-term opportunity, to leverage their current customer base to take more of your services?

Jim DeBlasio - Internap - President, CEO

Certainly to leverage the customer base, to take 3000 customers and sell our products to theirs, their products to ours, is a home run. That's not all that this could bring, and that is enough. That is plenty. But where this joining of companies can take us is being able to leverage our network with the VitalStream product, to have ad insertion technology, media streaming and to really meet the demand of what's taking place in the market. I have heard it characterized that there's a tsunami coming, a technological tsunami coming, and it's called Video over IP. And when that comes now, after this acquisition, now, Internap is positioned firmly on the crest of that wave to take full advantage of that opportunity. And I'm going to say that we may have been on the beach before, but right now we're at the top of that wave. Now it's up to us to deliver.

Colby Synesael - Merriman - Analyst

Okay, thanks.

Operator

Ladies and gentlemen, that concludes the time that we have for question and answer today. I would now like to turn the call back over to management for the closing remarks. Please precede, gentlemen,

Jim DeBlasio - Internap - President, CEO

Thank you, and thank you all for joining us. We appreciate all of you taking time on such very short notice today to join us.

These transactions, as you know, they take a long time to evaluate and there is a lot of last-minute activity and a flurry of activity as people come together very quickly to close deals. I want to take the time to thank the leadership team of VitalStream and my own leadership team for the time they have taken over the past several months, but in particular over the past several weeks, in driving this to a successful closure. Thank you for making this happen.

During the course of this discussion, we've tried to outline to you the strategy that we're going to follow, and I hope we were clear. We are very excited about this opportunity and we think that this merger and the relationship with VitalStream and Internap Services can create a powerful interactive company that can provide our customers with an innovative portfolio of Internet and advertising services. We view this as just another step forward in our strategic direction, and that's to grow this business to a technology-based solutions business and provide shareholder value.

I would like to thank you all for joining us and look forward to speaking with you shortly. Thank you.

Operator

Ladies and gentlemen, thank you for your participation in today's conference. This concludes the presentation. You may now disconnect.

Certain information included in this document constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. A variety of factors could cause Internap’s actual results to differ from the anticipated results expressed in such forward-looking statements.
Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release and the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Additional Information Regarding the Transaction

The announcement of the transaction is neither a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell shares of the Company’s common stock. Internap and VitalStream intend to file with the Securities and Exchange Commission (“SEC”) a Joint Proxy Statement/Prospectus on Form S-4. In addition, other relevant materials in connection with the proposed transaction will be filed with the SEC. INVESTORS IN INTERNAP AND VITALSTREAM ARE URGED TO READ CAREFULLY THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT MATERIAL WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INTERNAP, VITALSTREAM AND THE TRANSACTION. Any offer of securities will only be made pursuant to the Joint Proxy Statement/Prospectus. The documents will be available without charge on the SEC’s web site at www.sec.gov. A free copy of the final Joint Proxy Statement/Prospectus may also be obtained from Internap and VitalStream through their Investor Relations contacts provided above.

The officers and directors of VitalStream may have interests in the proposed acquisition, some of which may differ from, or may be in addition to, those of the stockholders of VitalStream generally. A description of the interests that the officers and directors of the companies have in the proposed transaction will be available in the Joint Proxy Statement/Prospectus.

In addition, Internap and VitalStream, their respective officers, directors and certain of their management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Internap and VitalStream in favor of the acquisition. Information about the officers and directors of Internap and their ownership of Internap securities is set forth in the proxy statement for Internap’s 2006 Annual Meeting of Stockholders filed with the SEC on April 26, 2006. Information about the officers and directors of VitalStream and their ownership of VitalStream securities is set forth in the proxy statement for VitalStream’s 2006 Annual Meeting of Stockholders filed with the SEC on June 20, 2006. Investors may obtain more detailed information concerning the participants by reading the Joint Proxy Statement/Prospectus when it is filed with the SEC.